UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Empagio, Inc.

On December 19, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings ("Halo" or the "Company") entered into a Merger Agreement (the "Merger Agreement") with EI Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of Halo ("MergerSub"), Empagio, Inc. ("Empagio"), and certain stockholders of Empagio (the "Sellers"). Under the terms of the Merger Agreement, Empagio shall be merged with and into the Merger Sub (the "Merger") and shall survive as a wholly-owned subsidiary of the Company. The total merger consideration for the all of the equity interests in Empagio (the "Purchase Price") shall be 1,438,455 shares of Halo’s Common Stock (the "Halo Shares").

The Purchase Price shall be paid as follows:

-- At the Closing, Halo shall make available for delivery to the Empagio Stockholders 1,330,571 Halo Shares.

-- At the Closing, Halo shall retain 107,884 Halo Shares as security for Emagio Stockholder indemnification obligations under the Merger Agreement (the "Indemnity Holdback Shares"). The Indemnity Holdback Shares shall be released to the Empagio Stockholders on the later of (i) the first anniversary of the Closing Date and (ii) the date any indemnification issues pending on the first anniversary of the Closing Date are finally resolved.

-- Not later than thirty (30) days after the Closing Date, Halo shall calculate the Net Working Capital (as defined in the Agreement) as of the Closing Date and shall provide Sellers with a written copy of such calculation. Such calculation shall be definitive and binding upon the parties unless Sellers shall give Halo written notice of any objection to such calculation within thirty days after the receipt thereof (an "Objection Notice"). If Sellers deliver an Objection Notice, the parties shall negotiate in good faith to resolve all disputes regarding the Net Working Capital. If the parties can not resolve such a dispute they shall mutually agree upon a nationally or regionally recognized accounting firm to determine the Net Working Capital, whose decision, absent manifest error, shall be binding upon the parties.

-- To the extent the Net Working Capital as of the Closing Date is less than $0 (the amount of any such difference referred to as the "Purchase Price Reduction Amount"), the Purchase Price, shall be reduced, dollar for dollar, by the Purchase Price Reduction Amount. To the extent the Net Working Capital as of the Closing Date is greater than $ 0 (the amount of any such difference referred to as the "Purchase Price Increase Amount") the Purchase Price, shall be increased, dollar for dollar, by such amount. The amount due hereunder shall be paid within five (5) business days of the final determination of the Purchase Price Reduction Amount or Purchase Price Increase Amount, as the case may be, by wire transfer of immediately available funds. To the extent the calculation of Net Working Capital results in a Purchase Price Reduction Amount, the Sellers shall be responsible for this amount, although the Sellers may make arrangements among the Empagio Stockholders to allocate this obligation pro rata among all Empagio Stockholders.

Under the Merger Agreement, the Sellers made certain customary representations and warranties to the Company concerning Empagio and the Company made certain customary representations and warranties to the Sellers. The Merger Agreement contains indemnity terms which provide that each party shall indemnify the other party for breaches of representations and warranties and covenants made under the agreement, provided that neither party shall be required to pay any damages unless the aggregate amount of all damages exceeds certain limits and provided further that neither party shall be liable for damages in excess of certain limits, other than for breaches by the Seller of representations relating to authority to enter into the agreement, capitalization, subsidiaries, certain liabilities, taxes and brokers fees.

The Merger is scheduled to close on January 6, 2006, subject to customary conditions precedent including accuracy of representations and warranties at the closing date, and satisfaction of all closing conditions, but in no event later than January 15, 2006.

A copy of the Merger Agreement is attached as Exhibit 10.109 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.109 Merger Agreement, dated as of December 19, 2005, by and among Warp Technology Holdings, Inc., EI Acquisition, Inc., Empagio, Inc., and certain stockholders of Empagio. Certain exhibits and schedules to the Merger Agreement are referred to in the text thereof and the Registrant agrees to furnish them supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

December 23, 2005	By:	Ernest Myogland

Name: Ernest Myogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.109	Merger Agreement, dated as of December 19, 2005, by and among Warp Technology Holdings, Inc., EI Acquisition, Inc., Empagio, Inc., and certain stockholders of Empagio.